UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2015

Apollo Commercial Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34452 (Commission File Number)	27-0467113 (IRS Employer Identification No.)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York (Address of principal executive offices)	10019 (Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

JPMorgan Facility

On December 4, 2015, ACREFI Holdings J-I, LLC and ACREFI Holdings J-II, LLC (the “Sellers”), each an indirect wholly-owned subsidiary of Apollo Commercial Real Estate Finance, Inc. (the “Company”), entered into the second amendment (the “Amendment”) to the Fourth Amended and Restated Master Repurchase Agreement with JPMorgan Chase Bank, National Association (the “JPMorgan Facility”). The Amendment increased the maximum aggregate purchase price under the JPMorgan Facility from $400,000,000 to $600,000,000 and extended the term to January 29, 2018, plus a one-year extension option, exercisable at the option of the Sellers, subject to satisfaction of certain conditions.

Item 8.01.	Other Events.

GE Capital and Mubadala Loan Portfolio

As previously reported, on September 29, 2015 the Company entered into a commitment to purchase a real estate loan portfolio from Mubadala GE Capital Ltd representing approximately $375,355,000 of first mortgage real estate loans (the “Real Estate Loans”). The commitment was part of a larger transaction in which affiliates of Apollo Global Management, LLC (together with its subsidiaries, “Apollo”) agreed to acquire a portfolio of loans from Mubadala GE Capital Ltd (the “Transaction”). The Transaction remains subject to certain regulatory approvals and closing conditions. On October 1, 2015, the Company and MidCap FinCo Limited (“MidCap”), an affiliate of Apollo, entered into an agreement whereby the Company granted MidCap an option to purchase the Real Estate Loans. In consideration of the option, MidCap paid the Company a fee of $750,000.

On December 2, 2015, MidCap provided the Company written notice that it exercised its option to purchase the Real Estate Loans, and upon such exercise, the Company transferred, assigned and conveyed to MidCap all of the Company’s right, title and interest to purchase the Real Estate Loans under the Company’s commitment with Mubadala GE Capital Ltd.

Certain statements contained in this current report constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this current report, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Megan B. Gaul
Name: Megan B. Gaul
Title: Chief Financial Officer, Treasurer and Secretary

Date: December 9, 2015